EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2016, relating to the consolidated financial statements of Ross Stores, Inc. and subsidiaries (the "Company"), and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Ross Stores, Inc. for the year ended January 30, 2016.

/s/ Deloitte & Touche LLP

San Francisco, CA
March 29, 2016